Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Putnam U.S. Government Income Trust:

We consent to the use of our report dated November 19, 2008, incorporated in this Registration Statement by reference, to the Putnam U.S. Government Income Trust and to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
January 22, 2009